Exhibit (c)(4)

Project Rose

Preliminary Valuation Analysis

December 16, 2010

Disclaimer

This presentation has been prepared by Greenhill & Co., LLC (“Greenhill”) for the use of the Special Committee of the Board of Directors of Wesco Financial Corporation (the “Company”), is for information only and may not be used for any purpose or disclosed to any other person without Greenhill’s prior written consent. These materials are not intended to be and do not constitute a recommendation to any person or entity as to whether to acquire or dispose of or take any other action in respect of any securities of the Company or any other person. In preparing these analyses, Greenhill has relied on publicly available information and other information provided to it by the Company and its representatives and has assumed, without independent verification, the accuracy and completeness of all such information. Greenhill does not assume any responsibility or liability therefor. No representation or warranty, express or implied, is made in relation to the accuracy or completeness of the information presented herein or its suitability for any particular purpose. Greenhill has not conducted any evaluation or appraisal of any assets or liabilities of the Company or any other person referred to in this presentation. Greenhill does not have any obligation to update the information in this presentation. For definitions of all capitalized terms contained herein, refer to Appendix.

1. Offer Background

2. Wesco Summary Information

3. Preliminary Valuation of Wesco

4. Berkshire Class B Share Considerations

Appendix

Offer Background

On August 26, 2010, Berkshire made public its intent to acquire the 19.9% of Wesco that it does not already own

The Berkshire Offer is a fixed price offer that values Wesco according to an estimate of book value determined reasonably contemporaneously with the closing

Shareholders may elect cash or stock (Berkshire Class B shares), with no proration

The number of Berkshire Class B shares issued for each share of Wesco is to be determined by a VWAP over a period ending shortly before the special meeting

On September 1, 2010, Wesco formed a Special Committee comprised of Carolyn Carlburg, Bob Flaherty and Betty Peters to evaluate the Berkshire Offer

Shortly thereafter, the Special Committee hired Skadden as legal counsel

On October 5, 2010, the Special Committee hired Greenhill as financial advisor to assist in evaluating the Berkshire Offer and other potential alternatives

Greenhill has conducted due diligence on Wesco and each of its businesses, including on-site management meetings with the management teams of Wesco, Wes-FIC and CORT

Summary of Berkshire Offer

This summary reflects information taken directly from Warren Buffett’s letter to the Board of Directors of Wesco dated September 1, 2010

Berkshire’s offer price is equal to an estimate of Wesco’s “book value” per share based upon:

Wesco’s latest reported shareholders’ equity (letter references the September 30, 2010 shareholders’ equity assuming a 2010 closing); plus

Estimate of retained earnings from October 1, 2010 to the date of the special meeting; plus

Changes in the fair value of investment securities as of a date shortly before the special meeting, adjusted to reflect associated changes in deferred tax liability

Accretion of interest or dividend income would be counted in retained earnings or changes in investment securities but not both

Per share value then would be obtained by dividing that amount by the number of shares of Wesco outstanding, assumed to be 7,119,807

Structured as an election of cash or stock

Shareholders to elect either cash or Berkshire Class B common stock (not subject to proration)

If transaction is properly structured, receipt of Berkshire Class B common stock should be tax free to Wesco shareholders

Exchange ratio for Berkshire Class B common stock is unspecified, but would be determined by dividing the cash price per share by the VWAP for Berkshire Class B common stock over an unspecified period ending shortly before the special meeting

1. Offer Background

2. Wesco Summary Information

3. Preliminary Valuation of Wesco

4. Berkshire Class B Share Considerations

Appendix

Overview of Wesco

Business Segment Overview

Incorporated in Delaware on March 19, 1959, Wesco engages in three principal businesses, Insurance, Furniture and Steel, through wholly-owned subsidiaries

Financial Contribution

($ in millions)

2010 YTD (1)

Segment Net

Revenue Income (2)

Insurance $262.2 $48.2

Furniture 279.6 11.3

Steel 37.7 0.3

Nonsegment Items Other 3.2 (1.0)

Than Investment Gains

Realized Investment Gains 3.7 2.4

(Losses)

Consolidated $586.4 $61.3

Segment

Insurance Furniture Steel Real Estate

Wes-FIC KBS CORT Precision Steel MS Property

Summary Description

Property-casualty insurance and reinsurance

Business operated by NICO, a subsidiary of Berkshire Founded in 1985

Specialized insurance for banks

Founded in 1909 and acquired by Wesco in 1996

Furniture rental business

Founded in 1972 and acquired by Wesco in 2000

Steel service center operations

Founded in 1940 and acquired by Wesco in 1979

Includes commercial office building and garage, a condominium building in Pasadena, CA, a shopping center in Upland, CA, an empty lot permitted for a condominium building in Pasadena, CA, and an undevelopable dirt lot in Brea, CA

(1) As of 9/30/2010

(2) Represents after-tax contribution to GAAP net income Source: Company filings

Wesco Summary Financials

Historical Consolidated Financial Information

Wesco management does not prepare financial projections in the ordinary course and declined to do so solely for purposes of the proposed transaction

However, CORT management prepared financial projections solely for the purposes of the proposed transaction

No research analysts follow Wesco and thus no third-party projections are available

Net Income per Share

‘ 0 4 A—’ 0 9 A C A G R : 2 . 7%

$41.37

$12.93 $15.33

$11.53

$7.59 $10.19

$6.66

2004 2005 2006 2007 2008 2009 LTM

Total Revenues

‘ 0 4 A -’ 0 9 A C A G R : 9 . 8%

$888.3 $799.0 $813.3 $782.5

$630.9 $605.7 $509.3

2004 2005 2006 2007 2008 2009 LTM

Book Value per Share

‘ 0 4 A -’ 0 9 A C A G R : 3 . 8%

$363.69 $356.03 $358.26

$337.14 $333.96 $313.27 $297.33

2004 2005 2006 2007 2008 2009 LTM

Premiums Earned

‘ 0 4 A -’ 0 9 A C A G R: 4 2 . 7%

$323.2 $289.7

$238.0

$54.6 $49.5 $54.1 $54.4

2004 2005 2006 2007 2008 2009 LTM

(1) LTM as of 9/30/2010

Source: Company filings, SNL Financial

Wesco Historical Stock Price Performance

10 Years Prior to Date of Berkshire Offer (8/26/2000 to 8/25/2010)

Current Price: $366.00

VWAP since Offer: $361.20

Unaffected Price: $324.75

Period Prior to Offer Date VWAP

1 Month $336.08

3 Months $335.84

6 Months $353.27

1 Year $345.57

3 Years $338.06

5 Years $354.92

Share Price $500.00

$450.00 $400.00 $350.00 $300.00 $250.00 $200.00

2001 2002 2003 2004 2005 2006 2007 2008 2009 2010

Volume (000’s)

50 40 30 20 10 0

Volume Wesco Stock Price

Source: FactSet

Wesco Historical Price-to-Book Multiples

Comparison to Berkshire Class B and Reinsurance Composite

Wesco common stock has traded, on average, at or above book value in the past 10 years

Pre-Offer Price-to-Book

Average as of 8/26/10

1-Year 3-Year 10-Year

Wesco 0.98x 1.01x 1.14x

Reinsurance 0.85x 0.94x 1.32x

Composite

Berkshire 1.33x 1.45x 1.60x

Class B

Price / Book Multiple

2.40x 2.00x 1.60x 1.20x 0.80x 0.40x 0.00x

2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010

1.33x 1.01x 0.82x

Wesco Reinsurance Composite Berkshire Class B

Note: Reinsurance Composite includes Alterra Capital, Aspen Insurance Holdings, Axis Capital, Endurance Specialty Holdings, Everest Re, Montpelier Re, PartnerRe, Platinum Underwriters, RenaissanceRe and Transatlantic Holdings Source: FactSet

Stock Price Performance and Price-to-Book Multiples

Post Berkshire Offer

Wesco’s price-to-book multiple was 0.92x immediately prior to the Berkshire Offer and it has traded up to 1.01x following the announcement of the Berkshire Offer

Post-Offer Price-to-Book

Current Average Average

as of Since Since

12/09/10 8/26/2010 8/25/2010

Wesco 1.01x 1.01x 1.01x

Reinsurance 0.82x 0.81x 0.81x

Composite

Berkshire 1.33x 1.39x 1.39x

Class B

Indexed Share Price

120% 115% 110% 105% 100% 95%

Aug-25 Sep-25 Oct-25 Nov-25

Price-to-Book Multiple

1.50x 1.33x 1.30x 112.7% 1.10x 1.01x 0.90x 104.8% 0.70x 0.50x

Wesco

Indexed Share Price Price-to-Book

Berkshire Class B

Indexed Share Price Price-to-Book

Wesco Since Offer Date

Current as of High Low Average

12/09/2010

Price $366.00 $371.67 $354.11 $361.22

VWAP n.a. $370.81 $352.57 $361.20

Volume (000’s) n.a. 97.4 0.8 6.1

% of Public Float n.a. 7.8% 0.1% 0.5%

Short Interest Ratio 2.7 2.7 1.7 n.a.

Note: As of 12/9/2010. Reinsurance Composite includes Alterra Capital, Aspen Insurance Holdings, Axis Capital, Endurance Specialty Holdings, Everest Re, Montpelier Re, PartnerRe, Platinum Underwriters, RenaissanceRe and Transatlantic Holdings Source: Bloomberg, FactSet

1. Offer Background

2. Wesco Summary Information

3. Preliminary Valuation of Wesco

A. Summary

B. Sum-of-the-Parts

C. Premiums Paid Analysis

4. Berkshire Class B Share Considerations

Appendix

Valuation of Wesco

Description of Greenhill’s Analyses

Description

Market Trading History

Sum-of-the- Parts Valuation

Premiums Paid Analysis

Reviewed public market trading performance of Wesco’s common stock

Performance over 10-year period prior to date of Berkshire Offer

Performance following announcement of Berkshire Offer

Evaluated historical price-to-book value multiples of Wesco and comparable companies

Calculated as the sum of:

An estimated value for each of Wesco’s four businesses (Wes-FIC, CORT, Precision Steel and MS Property); and

The shareholders’ equity of Wesco’s two holding companies

Calculated by multiplying:

Wesco’s Unaffected Price (closing stock price as of 8/25/2010); and

A selected range of premiums to the Unaffected Price

Premiums based on a review of premiums paid in relevant minority buyout transactions

Note: Valuations under each methodology are presented on an aggregate and per share basis

Berkshire Offer – Based on Estimated Book Value

According to the Berkshire Offer, “the price per Wesco share would be based on the per share shareholders’ equity of Wesco determined reasonably contemporaneous with the closing” Greenhill has used 12/9/2010 as an illustrative signing date and 6/30/2011 as an illustrative closing date However, the actual closing date may differ due to length of negotiations, closing conditions or other circumstances

9/30/2010 Reported Book Value and Illustrative Estimate of 6/30/2011E Book Value (1)

($ in millions)

Implies $363.69 Per Share

Implies $388.08 Per Share

$2,750.0 $2,600.0 $2,450.0 $2,300.0 $2,150.0 $2,000.0

$53.4 $2,589.4 ($2.1)

$131.1

($8.8)

$2,763.0

9/30/2010 Shareholders’ Equity

Wes-FIC (2)

Non-Insurance

Businesses (3)

Change in After-Tax Unrealized Gain (4)

Shareholder Dividends (5)

Illustrative Estimate of 6/30/2011E

Shareholders’ Equity(1)

Illustrative Estimate of Net Income (9/30/2010 – 6/30/2011E)

Note: Analysis assumes tax rate of 35.0%

(1) Excludes change in after-tax unrealized gain position on Wesco’s common equity portfolio (including GS Warrants) from illustrative signing date of 12/9/2010 through illustrative closing date of 6/30/2011. Also excludes adjustments to reflect discounting of loss, loss adjustment expenses and unearned premium reserves, and the adjustment for agent’s balances receivable, and after-tax valuation differential of the GS Warrants. See discussion beginning on page 32

(2) Includes illustrative estimates of Wes-FIC underwriting income and net investment income for the nine-month period from 9/30/2010 through 6/30/2011. Assumes combined ratio of 98.8% applied to $205.5 million of net premiums earned during the nine-month period from 9/30/2010 through 6/30/2011 (assumed to be equivalent to combined ratio and net premiums earned during the nine-month period ended 9/30/2010, respectively). Assumes after-tax net investment income for nine-month period from 9/30/2010 through 6/30/2011 to be equivalent to after-tax net investment income during the nine-month period ended 9/30/2010

(3) Includes illustrative estimates of CORT and Precision Steel net income for the nine-month period from 9/30/2010 through 6/30/2011. Assumes CORT net income for the period based on CORT management projections of Q4 2010 net income plus half of FY 2011 net income. Assumes Precision Steel net income for the period based on normalized net income margin of 3.0% applied to nine months of normalized revenue of $45.7 (equals 0.75 multipled by full-year normalized revenue of $60.9). Normalized net income margin and revenue based on median of 2006, 2007, 2008, 2009 and LTM (as of 9/30/2010) figures. Assumes no change in the book value of MS Property

(4) Adjustment of $131.1 for change in after-tax unrealized gain position on Wesco’s common equity portfolio (including GS Warrants) from 9/30/2010 to 12/9/2010. Goldman Sachs Warrants valued as of 12/9/2010 using “NYU Damodaran” Black-Scholes model and including Berkshire’s assumed 10.0% illiquidity discount

(5) Assumes dividends of $0.41 per share (equivalent to dividend declared on 9/9/2010) to be paid in each of 12/2010, 3/2011 and 6/2011

Valuation Summary

Market Trading History (1)

Sum-of-the-Parts Valuation

Premiums Paid Analysis (15%—25% Over Unaffected Price)

Berkshire Offer (1.00x Book Value)

Unaffected Price

($324.75)

Valuation Range – Equity Value

Valuation Range – Per Share Value

($ in millions)

Implied Multiple to

Reported GAAP Equity:

9/30/2010

Illustrative 6/30/2011E

Implied Multiple to

Reported GAAP Equity:

9/30/2010

Illustrative 6/30/2011E

Implied Multiple to

Reported GAAP Equity:

9/30/2010

Illustrative 6/30/2011E

$2,349.5

0.91x 0.85x

$2,563.1

0.99x 0.93x

$2,425.0

0.94x 0.88x

$2,750.0

1.06x 1.00x

$2,659.0

1.03x 0.96x

$2,890.2

1.12x 1.05x

$2,589.4 $2,763.0

$2,312.2

$2,000 $2,250 $2,500 $2,750 $3,000

9/30/2010 Reported GAAP Equity

Illustrative Estimate of 6/30/2011E GAAP Equity (2)

Premium / (Discount) to Unaffected Price

$330.00 $360.00

$340.60 $386.25

$373.46 $405.94

$363.69 $388.08

$324.75

$280.91 $316.02 $351.13 $386.25 $421.36 (13.5%) (2.7%) 8.1% 18.9% 29.7%

(1) Based on historical trading performance of Wesco common stock over last five years (based on VWAP during periods prior to 8/26/2010 ranging from one month to five years) (2) Excludes change in after-tax unrealized gain position on Wesco’s common equity portfolio (including GS Warrants) from illustrative signing date of 12/9/2010 through illustrative closing date of 6/30/2011. Also excludes adjustments to reflect discounting of loss, loss adjustment expenses and unearned premium reserves, and the adjustment for agent’s balances receivable, and after-tax valuation differential of the GS Warrants. See discussion beginning on page 32

Sum-of-the-Parts Valuation

Shareholders’ Equity and Net Debt of Holding Companies and Operating Segments

A sum-of-the-parts valuation consists of separate valuations for Wesco’s operating segments and the shareholders’ equity of the parent and intermediate holding companies

($ in millions)

Wesco Financial Corporation

Retained Loss & Capitalized Interest, Plus Other

Adjustments: ($328.2)

Wesco Holdings Midwest, Inc.

Shareholders’ Equity: $113.7

Holding Companies Insurance Furniture Steel Real Estate

Wesco Financial Insurance Company & The Kansas Bankers Surety Company

Debt: $0.0 Shareholders’ Equity: 2,674.0

CORT Business Services Corporation

Net Debt: $380.1 Shareholders’ Equity: 48.9

Precision Steel Warehouse, Inc.

Net Debt: ($25.5)(1) Shareholders’ Equity: 69.4

MS Property Company

Net Debt: $56.4 Shareholders’ Equity: 11.6

Note: Financial data as of 9/30/2010

(1) Excludes $2.6 after-tax change in the unrealized gain position of the Wells Fargo common stock held by Precision Steel from 9/30/2010 to 12/9/2010 Source: Company materials

Consolidating Shareholders’ Equity

As of 9/30/2010

Greenhill has verified the method by which to calculate total consolidated shareholders’ equity through discussions with Wesco management

Wesco holding company carries a $328 million retained loss primarily due to (i) shareholder dividends paid previously; and (ii) capitalized interest owed to its subsidiaries

Insurance Furniture Steel Real Estate Holding Companies

($ in millions)

$2,800.0 $2,600.0 $2,400.0 $2,200.0 $2,000.0

Consolidating Shareholders’ Equity of Each Operating Business

Consolidating Adjustments (1)

$69.4 $11.6

$48.9 $2,674.0

$2,589.4 $(214.5)

Wes-FIC

CORT

Precision Steel

MS Property

Consolidating Adjustments(1)

Total Consolidated Shareholders’ Equity

Note: All financial data as of 9/30/2010

(1) Includes Midwest shareholders’ equity of $113.7 and Retained Loss & Capitalized Interest at HoldCo Plus Other Adjustments of $(328.2) as of 9/30/2010 Source: Company materials

Sum-of-the-Parts Valuation (1)

Greenhill has formed a preliminary view on a sum-of-the-parts valuation based on the sum of the individual valuations for each Wesco business

A consolidating adjustment is then made to reflect the shareholders' equity of the parent and intermediate holding companies

Per share amounts calculated using 7,119,807 share count as of 9/30/2010

($ in millions, except per share data)		Total Equity Value Low		Total Equity Value High	Per Share Value Low		Per Share Value High
Wes-FIC		$2,600	-	$2,850	**$365.18**	-	**$400.29**
CORT	Enterprise Value	350		425			
	(-) Net Debt (4)	(380)		(380)			
	Equity Value	**(30)**	-	**45**	**(4.22)**	-	**6.31**
Precision Steel	Enterprise Value	27		33			
	(+) Net Cash (5)	28		28			
	Equity Value	**55**	-	**61**	**7.74**	-	**8.58**
MS Property (2)	Enterprise Value	70		70			
	(-) Net Debt (6)	(56)		(56)			
	Equity Value	**13**	-	**13**	**1.89**	-	**1.89**
Consolidating Adjustments (3)		**(214)**	-	**(214)**	**(30.13)**	-	**(30.13)**
Total (1)		**$2,424**	-	**$2,755**	**$340.46**	-	**$386.95**
Selected Range (1)		**$2,425**	-	**$2,750**	**$340.60**	-	**$386.25**

- Insurance
- Furniture
- Steel
- Real Estate
- Holding Companies

Note: Analysis assumes tax rate of 35.0%

(1) Excludes change in after-tax unrealized gain position on Wesco's common equity portfolio (including GS Warrants) from illustrative signing date of 12/9/2010 through illustrative closing date of 6/30/2011

(2) Assumes value of MS Property to be equivalent to appraised value of $68.6 provided by Cushman & Wakefield on December 10, 2010

(3) Includes Midwest shareholders' equity of $113.7 and Retained Loss & Capitalized Interest at HoldCo Plus Other Adjustments of $(328.2) as of 9/30/2010

(4) Net debt of $380.1 includes intercompany payable of $333.1, third-party notes payable of $49.3 and cash and equivalents of $2.4

(5) Net cash of $28.1 includes cash and cash equivalents of $25.5 and includes a $2.6 after-tax change in the unrealized gain position of the Wells Fargo common stock held by Precision Steel from 9/30/2010 to 12/9/2010

(6) Net debt of $56.4 includes intercompany payable of $56.7 and cash and equivalents of $0.4

Greenhill

18

1. Offer Background

2. Wesco Summary Information

3. Preliminary Valuation of Wesco

A. Summary

B. Sum-of-the-Parts

a. Insurance

b. Non-Insurance

c. Common Equity Portfolio

C. Premiums Paid Analysis

4. Berkshire Class B Share Considerations

Appendix

Valuation of Wes-FIC

Description of Greenhill’s Analyses

Wes-FIC management does not prepare financial projections in the ordinary course and declined to produce projections solely for the purposes of the proposed transaction Furthermore, Wesco is not covered by any third-party research analysts and thus no third-party projections are available As a result, Greenhill has not valued Wes-FIC using either (i) forward valuation multiples or (ii) a discounted cash flow analysis

Market Trading Multiples

Reported GAAP Statistics

Adjusted GAAP Statistics

Plus Additional Value Adjustments

Illustrative Estimate of 6/30/2011E GAAP

Equity

Description

Market multiples applied to reported GAAP statistics for Wes-FIC

Shareholders’ equity as of 9/30/2010

LTM net income as of 9/30/2010

Sensitivity to normalized investment income

Market multiples applied to adjusted shareholders’ equity and adjusted net income

Excess capital over A.M. Best’s A++ target rating valued separately dollar-for-dollar

Sensitivity to normalized investment income

Additional Value Adjustments consist of:

Discounting of loss, loss adjustment expense and unearned premium reserves and adjustment for agent’s balances receivable

Valuation differential for GS Warrants from 9/30/2010 through illustrative signing date of 12/9/2010

Appreciation of common equity portfolio from 9/30/2010 through illustrative signing date of 12/9/2010

Estimated book value as of 6/30/2011 before change in unrealized gains from illustrative signing date of 12/9/2010 through illustrative closing date of 6/30/2011

Based on estimate of net income from 9/30/2010 through 6/30/2011

Includes Additional Value Adjustments

Source: Company filings

Valuation Summary (1)

Wes-FIC

($ in millions, except per share data) Commentary Equity Value Per Share Value

Market Trading Multiples

Reported GAAP Statistics

Adjusted GAAP Statistics

Plus Additional Value Adjustments:

Illustrative Estimate of Book Value Plus Additional Value Adjustments

Selected Valuation Range (1)

Multiple Implied by Berkshire Offer (1.00x Book Value)

0.80x – 1.00x 9/30/2010 reported book value

0.80x – 1.00x 9/30/2010 adjusted book value (2) Adds three Additional Value Adjustments (3)

As of 6/30/2011

$2,139.2 $2,674.0 $2,470.7 $2,674.0 $2,655.1 $2,858.4

$2,911.8(4)

$2,600.0 $2,850.0

$300.46 $375.58 $347.02 $375.58 $372.91 $401.47

$408.97(4)

$365.18 $400.29

Wes-FIC Illustrative Estimate of 6/30/2011E GAAP Equity

$2,855.9(5)

Wes-FIC Illustrative Estimate of

6/30/2011E Book Value per Share

$401.13(5)

Equity Value $2,000 $2,200 $2,400 $2,600 $2,800 $3,000

Implied Multiple to 9/30/2010:

Reported GAAP Equity 0.75x 0.82x 0.90x 0.97x 1.05x 1.12x

Tangible GAAP Equity 0.76x 0.83x 0.91x 0.98x 1.06x 1.13x

Implied Multiple to Illustrative Estimate of 6/30/2011E:

Reported GAAP Equity 0.70x 0.77x 0.84x 0.91x 0.98x 1.05x

Tangible GAAP Equity 0.71x 0.78x 0.85x 0.92x 0.99x 1.06x

$280.91 $309.00 $337.09 $365.18 $393.27 $421.36

0.75x

0.82x

0.90x

0.97x

1.05x

1.12x

0.76x

0.83x

0.91x

0.98x

1.06x

1.13x

0.70x

0.77x

0.84x

0.91x

0.98x

1.05x

0.71x

0.78x

0.85x

0.92x

0.99x

1.06x

(1) Excludes change in after-tax unrealized gain position on Wesco’s common equity portfolio (including GS Warrants) from illustrative signing date of 12/9/2010 through illustrative closing date of 6/30/2011

(2) Adjusted book value of $1,016.5 excludes Greenhill estimate of excess capital of $1,657.5. Excess capital of $1,657.5 estimated based on A.M. Best BCAR ratio of 175% (required minimum BCAR ratio to maintain A.M. Best A++ rating) and valued dollar-for-dollar

(3) Additional Value Adjustments consist of: (i) discounting of loss, loss adjustment expense and unearned premium reserves and adjustment for agent’s balances receivable; (ii) valuation differential for GS Warrants from 9/30/2010 through illustrative signing date of 12/9/2010; and (iii) appreciation of common equity portfolio from 9/30/2010 through illustrative signing date of 12/9/2010

(4) Includes estimated after-tax underwriting income and net investment income from 9/30/2010 to 6/30/2011, plus Additional Value Adjustments of (i) $113.2 for change in after-tax unrealized gain position on Wes-FIC’s common equity portfolio (excluding GS Warrants) from 9/30/2010 to 12/9/2010; (ii) $48.8 to reflect discounting of loss, loss adjustment expenses and unearned premium reserves, and adjustment for agent’s balances receivable; and (iii) $22.3 to reflect after-tax valuation differential of the Goldman Sachs Warrants. See page 36

(5) Includes estimated after-tax underwriting income and net investment income from 9/30/2010 to 6/30/2011, plus adjustment of $128.5 for change in after-tax unrealized gain position on Wes-FIC’s common equity portfolio (including GS Warrants) from 9/30/2010 to 12/9/2010. Goldman Sachs Warrants valued as of 12/9/2010 using “NYU Damodaran” Black-Scholes model and ncluding Berkshire’s assumed 10.0% illiquidity discount. See page 35

Return on Equity Normalized for Unrealized Gains

Wes-FIC

Wes-FIC’s return on equity is unique relative to market competitors given its total return investment strategy Including the change in unrealized gains and excluding the effects of the financial crisis of 2008, Wes-FIC’s return on equity from 1/1/2007 to 9/30/2010 would be 5.8%

Average Return on Equity from 1/1/2007 through 9/30/2010

3.7%

3.0%

5.8%

Reported

Average from 1/1/2007 through Average from 1/1/2007 through 9/30/2010 9/30/2010 Excluding 2008

Normalized to Include Change in Unrealized Gains

Source: Company management, SNL Financial

Book Yield on Fixed Income Investments

Market competitors currently generate a 3.7% pre-tax yield on fixed income investment portfolios Wes-FIC generates a 4.96% pre-tax yield on its fixed income investment portfolio

Wes-FIC vs. Reinsurance Comparables

Annualized Book Yield as of 9/30/2010

4.96%

4.20%

4.13%

4.06%

3.80% Median Book Yield (1): 3.70%

3.70%

3.61%

3.23% 3.18%

2.72%

Wes-FIC (2) Everest (3) Platinum Aspen Transatlantic AXIS M ontpelier Alterra Endurance (4) RenRe

(1) Median excludes Wes-FIC

(2) Per Wes-FIC management. Fixed income portfolio includes U.S. Treasuries (0.899% yield), foreign government bonds (0.851% yield), mortgage-backed securities (6.949% yield) and private corporate bonds, consisting of the Wrigley Notes (5.000% yield). The carrying value of Wesco’s fixed income investment portfolio was $233.1 million as of 9/30/2010, of which $204.0 million consisted of the Wrigley Notes

(3) Represents annualized pre-tax yield on cash and invested assets

(4) Represents annualized net earned yield on entire investment portfolio 23

Source: Public filings, Company management

Historical Price-to-Book and Price-to-Tangible Book Value

Wesco vs. Reinsurance Composite

Publicly-traded reinsurers are currently trading at an average discount of 38% to their average price-to-book value multiple over the last 10 years

Price / Book and Price / Tangible Book Multiples

2.80x 2.40x 2.00x 1.60x 1.20x 0.80x 0.40x 0.00x

Average P/B Multiple: 1.14x

Average P/TB Multiple: 1.30x

1.13x 1.01x

2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010

Post-Offer Pre-Offer

Current Unaffected Average as of 8/26/10

as of Price

12/09/10 (8/25/2010) 1-Year 3-Year 10-Year

Wesco:

Price-to-Book Value 1.01x 0.92x 0.98x 1.01x 1.14x

Price-to-Tangible Book Value 1.13x 1.04x 1.11x 1.13x 1.30x

Reinsurance Composite:

Price-to-Book Value 0.82x 0.78x 0.85x 0.94x 1.32x

Price-to-Tangible Book Value 0.84x 0.80x 0.87x 0.97x 1.37x

Historical Reinsurance Composite

Operating ROAE

Calendar

Year Median Operating ROAE

2000 12.0%

2001 3.9%

2002 10.1%

2003 16.1%

2004 13.6%

2005 (7.7%)

2006 19.6%

2007 20.4%

2008 7.6%

2009 15.5%

2011E 9.5%

Wesco Price-to-Book Value

Wesco Price-to-Tangible Book Value

Reinsurance Composite Price-to-Book Value

Note: Reinsurance Composite includes Alterra Capital, Aspen Insurance Holdings, Axis Capital, Endurance Specialty Holdings, Everest Re, Montpelier Re, PartnerRe, Platinum Underwriters, RenaissanceRe and Transatlantic Holdings Source: FactSet

Reinsurer Market Trading Analysis

Comparable Reinsurance Companies

	Price as of 12/09/2010	Price Change since 8/25/2010	Market Capitalization ($mm)	Price-as-Multiple of:			Operating Return on Average Equity		Book Value CAGR (12/31/06 - 9/30/10)	Dividend Yield
				LTM EPS (x)	Reported BV (x)	Tangible BV (x)	Last 9 Months Annualized [1]	2011E		
Wesco	**$ 366.00**	**12.7%**	**$ 2,606**	**35.9**	**1.01**	**1.13**	**3.1%**	**na**	**2.0%**	**0.5%**
Wesco (Unaffected) [2]	**324.75**	**–**	**2,312**	**35.7**	**0.92**	**1.04**	**3.4%** [3]	**na**	**1.3%** [4]	**0.5%**
Wes-FIC							**3.3%**		**3.0%**	
Reinsurers										
Alterra Capital	$ 21.95	25.4%	$ 2,544	6.1	0.84	0.85	10.2%	9.0%	23.2%	2.4%
Aspen Insurance	29.30	4.5%	2,246	7.2	0.73	0.73	9.6%	8.6%	12.7%	2.0%
AXIS Capital	36.45	16.2%	4,372	5.5	0.82	0.83	11.3%	10.7%	8.7%	2.6%
Endurance	46.14	25.0%	2,292	6.3	0.84	0.90	11.3%	9.2%	7.1%	2.5%
Everest Re	85.03	5.1%	4,679	9.7	0.74	0.74	6.1%	10.3%	5.7%	2.2%
Montpelier	20.34	25.9%	1,388	5.6	0.83	0.83	6.7%	10.5%	3.0%	2.1%
PartnerRe	79.55	6.5%	5,933	5.5	0.84	0.92	7.4%	9.5%	22.7%	2.5%
Platinum	44.69	11.6%	1,745	6.0	0.81	0.81	10.6%	9.5%	6.8%	0.7%
RenaissanceRe	62.72	9.5%	3,442	4.6	1.03	1.05	11.3%	12.0%	8.0%	1.7%
Transatlantic	52.18	8.7%	3,300	8.5	0.76	0.76	8.3%	8.8%	10.9%	1.7%
Median		**10.6%**		**6.1**	**0.82**	**0.83**	**9.9%**	**9.5%**	**8.4%**	**2.2%**
Mean		**13.8%**		**6.5**	**0.82**	**0.84**	**9.3%**	**9.8%**	**10.9%**	**2.0%**

Note: Price, market capitalization and 2011E operating return on equity estimate data as of 12/9/2010, except where otherwise indicated. Balance sheet data as of 9/30/2010, except where otherwise indicated. Median and mean exclude Wesco, Wesco (Unaffected) and Wes-FIC

(1) As of 9/30/2010, except for Wesco (Unaffected)

(2) Price and market cap data as of 8/25/2010 (one day prior to Berkshire Offer). Balance sheet data as of 6/30/2010 (last reported prior to Berkshire Offer)

(3) Represents last 6 months as of 6/30/2010 annualized

(4) Book Value CAGR calculated for the 3.5 year period 12/31/2006 – 6/30/2010

Source: FactSet, SNL, Company Filings

Greenhill

25

Regression Analysis

Wesco trades at a significant premium to its regression-implied price-to-book value multiple

2011E Operating Return On Average Equity and Price-to-Book Value Multiples

Price / Book Multiple

Regression Analysis

2011E Operating Regression -

Return on Average Implied Price-to-

Equity Book Value

Multiples

4.0%	0.49x
5.0%	0.55x
6.0%	0.60x
7.0%	0.66x
8.0%	0.72x
9.0%	0.78x

1.05x 1.00x 0.95x 0.90x 0.85x 0.80x 0.75x 0.70x

Price-to-Book Value Multiple

y = 5.7638x + 0.2579 R2 = 0.5186

RenaissanceRe

Wesco Unaffected Price (1) Operating ROAE = 3.4% Price-to-Book: 0.92x Regression-Implied: 0.45x

Endurance Alterra Capital

PartnerRe

Montpelier AXIS Capital

Platinum

Transatlantic

Aspen Insurance

Everest Re

3% 4% 5% 6% 7% 8% 9% 10% 11% 12%

2011E Operating Return on Average Equity

(1) Represents Wesco’s unaffected return on equity and price-to-book value multiple as of 8/25/2010, using price as of 8/25/2010 (one day prior to Berkshire’s offer) and reported book value as of 6/30/2010 (last reported prior to Berkshire Offer)

Source: FactSet, SNL, Company filings 26

Wes-FIC Market Trading Multiples Analysis

Based on Reported GAAP Statistics

($ in millions)

9/30/2010 Reported Book Value

Market Multiple Range Selected Range Indicative Value Range

Data

Median Mean Low —High Low — High

$2,674.0 0.82x 0.82x 0.80x —1.00x $2,139.2 — $2,674.0

Reported LTM Net Income

Market Multiple Range Selected Range Indicative Value Range

Data

Median Mean Low — High Low — High

$91.1 6.1x 6.5x 6.0x — 7.0x $546.3 — $637.4

Normalized LTM Net Income (1)

Market Multiple Range Selected Range Indicative Value Range

Data

Median Mean Low — High Low — High

$105.8 6.1x 6.5x 6.0x — 7.0x $634.7 — $740.4

Selected Range (2): $2,139.2 — $2,674.0

As a Multiple of: 9/30/2010 6/30/2011E 9/30/2010 6/30/2011E

Reported GAAP Equity 0.80x 0.75x 1.00x 0.94x

Tangible GAAP Equity 0.81x 0.76x 1.01x 0.95x

Note: Analysis assumes tax rate of 35.0%

(1) Assumes 100% of investment portfolio comprised of fixed income investments yielding 4.964% pre-tax (2) Excludes LTM net income-based valuations

Source: Company materials, SNL Financial, Greenhill estimates 27

Wes-FIC Illustrative Capital Analysis

Based on A.M. Best Capital Adequacy Ratio

Wes-FIC carries capital of approximately $1,657.5 million in excess of the minimum amount for a A++ rating by A.M. Best

Management has stressed the importance for Wes-FIC to maintain a A++ rating by A.M. Best

A.M. Best Published Guidelines (As of April 2006)

Assessment of

Capital S&P Rating

Capital

Adequacy Ratio Equivalent

Adequacy

175% and above Extremely Strong AAA

150% to 174% Very Strong AA

125% to 149% Strong A

100% to 124% Good BBB

Below 100% Marginal BB and below

($ in millions)

416.1% $2,674.0

175.0%

$1,657.5

$1,016.5

Excess of 175% BCAR Requirement

Target Capital (0.31x NPW to Surplus (2))

Wes-FIC’s A.M. Best A.M. Best A++ Target 9/30/2010 Shareholders’ BCAR Score(1) Equity

(1) Per Wesco management analysis

(2) Calculated based on $238 million of net premiums written for nine-month period ended 9/30/2010 and then annualized Source: A.M. Best, Company materials

Return on Equity Analysis

Wes-FIC vs. Reinsurance Composite

Wes-FIC’s annualized return on equity over the trailing 9-months ended 9/30/2010 was 5.0%, excluding excess capital above the Target Capital and normalized for a fixed income investment yield

Return on Equity – Reinsurance Composite

40 Basis Point Differential

9.9%

9.5%

5.0%

3.3%

N. A.

Wes-FIC Return on Equity including excess capital Wes-FIC Return on Equity assuming that $1,657.5 million of excess capital is released (2)

Last 9 Months 2011E I/B/E/S Last 9 Months 2011E I/B/E/S Annualized as of Estimate Annualized as of Estimate 9/30/2010 9/30/2010

Median Return on Average Equity for Reinsurance Composite (1)

Wes-FIC

(1) Reinsurance Composite includes Alterra Capital, Aspen Insurance Holdings, Axis Capital, Endurance Specialty Holdings, Everest Re, Montpelier Re, PartnerRe, Platinum Underwriters, RenaissanceRe, and Transatlantic Holdings (2) Adjusted net income calculated as standalone net income, less after-tax standalone net investment income, plus after-tax adjusted net investment income (calculated as assumed pre-tax yield of 4.964% multiplied by average adjusted investable assets; average adjusted investable assets calculated as average investable assets less excess capital). Assumes tax rate of 35.0%. Adjusted shareholders’ equity calculated as standalone shareholders’ equity less excess capital

Combined Ratio Analysis

Wes-FIC vs. Swiss Re’s P&C Results

101.9%

96.6%

97.9%

88.3%

94.0%

94.2%

2008A 2009A 2008A 2009A 2010E 2010E-2012E Average

Wes-FIC Actual Combined Ratio (1)

Swiss Re P&C Actual and

Projected Combined Ratio (2)

(1) Source: Wes-FIC management

(2) Source: Historical data from company filings. Projected data based upon median estimates of sell-side analyst research consisting of: Citigroup (11/15/2010), Deutsche Bank (11/05/2010) and JP Morgan (11/05/2010)

Wes-FIC Market Trading Multiples Analysis

Based on Adjusted GAAP Statistics

($ in millions)

9/30/2010 Adjusted Book Value [(1)]

Data	Market Multiple Range		Selected Range			Indicative Value Range		
	Median	Mean	Low	-	High	Low	-	High
$1,016.5	0.82x	0.82x	0.80x	-	1.00x	$813.2	-	$1,016.5

Adjusted LTM Net Income [(1)(2)]

Data	Market Multiple Range		Selected Range			Indicative Value Range		
	Median	Mean	Low	-	High	Low	-	High
$52.3	6.1x	6.5x	6.0x	-	7.0x	$313.8	-	$366.1

Selected Range[(3)]:	**$813.2**		-	**$1,016.5**	
Plus Excess Capital[(4)]	**1,657.5**		-	**1,657.5**	
Implied Valuation	**$2,470.7**		-	**$2,674.0**	
As a Multiple of:	**9/30/2010**	**6/30/2011E**		**9/30/2010**	**6/30/2011E**
Reported GAAP Equity	**0.92x**	**0.87x**		**1.00x**	**0.94x**
Tangible GAAP Equity	**0.93x**	**0.87x**		**1.01x**	**0.95x**

Note: Analysis assumes tax rate of 35.0%

(1) Represents 9/30/2010 book value of $2,674.0 less Greenhill estimate of excess capital of $1,657.5. Excess capital of $1,657.5 estimated based on A.M. Best BCAR ratio of 175% (required minimum BCAR ratio to maintain A.M. Best A++ rating) and valued dollar-for-dollar

(2) Adjusted net income calculated as standalone net income, less after-tax standalone net investment income, plus after-tax adjusted net investment income (calculated as assumed pre-tax yield of 4.964% multiplied by average adjusted investable assets; average adjusted investable assets calculated as average investable assets less excess capital)

(3) Excludes LTM net-income based valuation

(4) Excess capital of $1,657.5 estimated based on A.M. Best BCAR ratio of 175% (required minimum BCAR ratio to maintain A.M. Best A++ rating) and valued dollar-for-dollar

Source: Company materials, SNL Financial, Greenhill estimates

Greenhill

31

Additional Value Adjustments

Adjustments to Reserves and Receivables

Level III Assets

Appreciation of Common Equity Portfolio

Description of Adjustments

Loss and unearned premium reserves carried at management’s estimate of ultimate cost and undiscounted face value, respectively

Neither reserves are discounted

Present value of loss reserves and unearned premium reserves estimated to be $313.5 million (1) and $138.6 million, respectively, as of 9/30/2010

$375.5 million of loss reserves booked as of 9/30/2010

$155.7 million of unearned premium reserves booked as of 9/30/2010

Agent’s balances receivable asset adjusted to reflect a delay in receiving cash for premiums (nine-month lag per Wes-FIC management)

No adjustment to Wrigley Notes and Goldman Sachs Preferred

Adjustment to valuation of Goldman Sachs Warrants based on:

29.77% volatility assumption (2) versus 39.75% by Berkshire

Warrant price as of 12/9/2010 sourced from Bloomberg LP (3)

No illiquidity discount (4)

Updated for current share price as of 12/9/2010

Adjustment calculated as the change in after-tax unrealized gain in Wesco’s common equity portfolio from 9/30/2010 to 12/9/2010

Composition and cost basis assumed to be equivalent to composition and cost basis, respectively, as of 9/30/2010

Valuation for Goldman Sachs Warrants reflected in “Level III Assets” adjustment

Incremental Impact to Wes-FIC’s Shareholders’ Equity

After-tax impact of $48.8 million

Assumes discount rate of 3.23% (rate on 10-year U.S. Treasury as of 12/9/2010) for loss reserves and agent’s balances receivable

Present value of unearned premiums per Wes-FIC management

Assumes tax rate of 35.0%

After-tax impact of $22.3 million

Assumes tax rate of 35.0%

After-tax impact of $113.2 million

Assumes tax rate of 35.0%

Total (After-Tax):

$184.3 million

(1) Based on loss reserve payout patterns provided by Wes-FIC

(2) Bloomberg implied volatility as of 12/9/2010 for January 2013 call option

(3) Berkshire utilizes “NYU Damodaran” Black-Scholes warrant model for pricing of Goldman Sachs Warrants (4) Berkshire assumed an illiquidity discount of 10.0% to the warrant valuation as of 9/30/2010

Adjustments to Reserves and Receivables

Wes-FIC carries its loss and unearned premium reserves (under its GAAP accounts) on an undiscounted basis

The following analysis has calculated the present value of future payments based on loss reserve payout patterns received from Wes-FIC management

The following analysis also reflects a nine-month lag that Wes-FIC experiences in receiving cash for its agent's balances receivable account


($ in millions)
+ $40.3 million After-Tax Difference
+ $11.1 million After-Tax Difference
- $2.6 million After-Tax Difference
$400.0
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$0.0
$375.5
$313.5
$155.7
$138.6
$170.0
$166.0
As Reflected on 9/30/2010 Balance Sheet
Present Value(1)
As Reflected on 9/30/2010 Balance Sheet
Present Value(2)
As Reflected on 9/30/2010 Balance Sheet
Present Value(1)
Loss and Loss Adjustment Expense Reserves
Unearned Premium Reserves
Agent's Balances Receivable

Note: Analysis assumes tax rate of 35.0%

(1) Present value calculated using discount rate of 3.23% (10-year U.S. Treasury rate as of 12/9/2010). Analysis based on loss reserve payout patterns received from Wes-FIC management

(2) Present value per Wes-FIC management

Source: Company materials, SNL Financial, Greenhill estimates

Greenhill
33

Wes-FIC Market Trading Multiples Analysis

Based on Adjusted GAAP Statistics Plus Additional Value Adjustments

($ in millions)

Indicative Valuation Range with Adjusted GAAP Statistics

Implied Range from Page 31: $2,470.7 — $2,674.0

Plus:

Adjustments to Reserves and Receivables (1) $48.8 — $48.8

Goldman Sachs Warrant Adjustment (2) 22.3 — 22.3

Change in After-Tax Unrealized Gain (3) 113.2 — 113.2

Implied Range Including Additional Value Adjustments $2,655.1 — $2,858.4

As a Multiple of: 9/30/2010 6/30/2011E 9/30/2010 6/30/2011E

Reported GAAP Equity 0.99x 0.93x 1.07x 1.00x

Tangible GAAP Equity 1.00x 0.94x 1.08x 1.01x

Note: Analysis assumes tax rate of 35.0%

(1) After-tax adjustment of $48.8 to reflect discounting of loss and loss adjustment expense reserve and adjustment for agent’s balances receivable, assuming discount rate of 3.23% (10-year U.S. Treasury rate as of 12/9/2010) and based on loss reserve payout patterns received from Wes-FIC management and discounting of unearned premium reserves per Wes-FIC management (2) After-tax valuation differential of $22.3 based on utilization of Bloomberg Black-Scholes warrant model to value Goldman Sachs Warrants as of 12/9/2010, assuming volatility of 29.77%, no illiquidity discount and “American” style warrants (3) Adjustment of $113.2 for change in after-tax unrealized gain position on Wesco’s common equity portfolio (excluding Goldman Sachs Warrants) from 9/30/2010 to 12/9/2010 Source: Company materials, SNL Financial, Greenhill estimates

Illustrative Wes-FIC GAAP Shareholders' Equity (1)

Illustrative Estimate as of 6/30/2011E

($ in millions)



$3,000.0
$2,500.0
$2,000.0
$1,500.0
$1,000.0
$500.0
$0.0
$2,674.0
$128.5
$1.6
$51.8
$2,855.9
9/30/2010 Shareholders' Equity
Change in After-Tax Unrealized Gain(2)
Underwriting Income(3)
Net Investment Income(4)
Illustrative Estimate of 6/30/2011E GAAP Shareholders' Equity(1)
Estimated After-Tax Income from 9/30/2010 through 6/30/2011

Note: Analysis assumes tax rate of 35.0%

(1) Excludes change in after-tax unrealized gain position on Wesco's common equity portfolio (including GS Warrants) from illustrative signing date of 12/9/2010 through illustrative closing date of 6/30/2011. Also excludes adjustments to reflect discounting of loss, loss adjustment expenses and unearned premium reserves, and the adjustment for agent's balances receivable, and after-tax valuation differential of the GS Warrants. See discussion beginning on page 32

(2) Adjustment of $128.5 for change in after-tax unrealized gain position on Wesco's common equity portfolio (including GS Warrants) from 9/30/2010 to 12/9/2010. GS Warrants valued as of 12/9/2010 using "NYU Damodaran" Black-Scholes model and including Berkshire's assumed 10.0% illiquidity discount

(3) Assumes combined ratio of 98.8% applied to $205.5 million of net premiums earned during the nine-month period from 9/30/2010 through 6/30/2011 (assumed to be equivalent to combined ratio and net premiums earned during the nine-month period ended 9/30/2010, respectively)

(4) Assumes after-tax net investment income for nine-month period from 9/30/2010 through 6/30/2011 to be equivalent to after-tax net investment income during the nine-month period ended 9/30/2010

Source: Company materials, SNL Financial, Greenhill estimates

Greenhill | 35

Illustrative Wes-FIC Adjusted GAAP Shareholders' Equity[(1)]

Illustrative Estimate as of 6/30/2011E Including Additional Value Adjustments



($ in millions)
$3,000.0
$2,500.0
$2,000.0
$1,500.0
$1,000.0
$500.0
$0.0
$2,674.0
$48.8
$135.5
$1.6
$51.8
$2,911.8
9/30/2010 Shareholders' Equity
Adjustments to Reserves and Receivables[(2)]
Goldman Sachs Warrant Adjustment[(3)] Plus Change in After-Tax Unrealized Gain[(4)]
Underwriting Income[(5)]
Net Investment Income[(6)]
Estimated After-Tax Income from 9/30/2010 through 6/30/2011
Illustrative Estimate of 6/30/2011E Adjusted GAAP Shareholders' Equity[(1)]

Note: Analysis assumes tax rate of 35.0%

(1) Excludes change in after-tax unrealized gain position on Wesco's common equity portfolio (including GS Warrants) from illustrative signing date of 12/9/2010 through illustrative closing date of 6/30/2011

(2) After-tax adjustment of $48.8 to reflect discounting of loss and loss adjustment expense reserve and adjustment for agent's balances receivable, assuming discount rate of 3.23% (10-year U.S. Treasury rate as of 12/9/2010) and based on loss reserve payout patterns received from Wes-FIC management and discounting of unearned premium reserves per Wes-FIC management

(3) After-tax valuation differential of $22.3 based on utilization of Bloomberg Black-Scholes warrant model to value Goldman Sachs Warrants as of 12/9/2010, assuming volatility of 29.77%, no illiquidity discount and "American" style warrants

(4) Adjustment of $113.2 for change in after-tax unrealized gain position on Wesco's common equity portfolio (excluding Goldman Sachs Warrants) from 9/30/2010 to 12/9/2010

(4) Assumes combined ratio of 98.8% applied to $205.5 million of net premiums earned during the nine-month period from 9/30/2010 through 6/30/2011 (assumed to be equivalent to combined ratio and net premiums earned during the nine-month period ended 9/30/2010, respectively)

(5) Assumes after-tax net investment income for nine-month period from 9/30/2010 through 6/30/2011 to be equivalent to after-tax net investment income during the nine-month period ended 9/30/2010

Source: Company materials, SNL Financial, Greenhill estimates

Greenhill
36

1. Offer Background

2. Wesco Summary Information

3. Preliminary Valuation of Wesco

A. Summary

B. Sum-of-the-Parts

a. Insurance

b. Non-Insurance

c. Common Equity Portfolio

C. Premiums Paid Analysis

4. Berkshire Class B Share Considerations

Appendix

CORT Summary Financials

Historical and Projected Financials

($ in millions)

Revenue



2010-15E CAGR: 3.3%
$395
$389
$360
$354
$384
$400
$396
$410
$380
$367
$374
$393
$407
$419
$431
2001A
2002A
2003A
2004A
2005A
2006A
2007A
2008A
2009A
2010E
2011E
2012E
2013E
2014E
2015E

Adjusted Standalone Net Income[(1)]



Margin
2011-15E CAGR: 42.7%
($11)
(2.8%)
($16)
(4.0%)
($25)
(7.1%)
($13)
(3.6%)
$3
0.8%
$10
2.4%
$3
($1)
(0.3%)
($20)
(5.2%)
($9)
(2.4%)
$5
$12
3.1%
$16
3.9%
$18
4.4%
$21
5.0%
2001A
2002A
2003A
2004A
2005A
2006A
2007A
2008A
2009A
2010E
2011E
2012E
2013E
2014E
2015E

Adjusted EBITDA[(1)(2)]



Margin
2010-15E CAGR: 20.2%
$36
9.5%
$50
12.6%
$41
10.4%
$33
8.1%
2.3%
$26
7.1%
$43
11.4%
$54
13.7%
$58
14.4%
$62
14.8%
$65
15.2%
2005A
2006A
2007A
2008A
2009A
2010E
2011E
2012E
2013E
2014E
2015E

Adjusted Unlevered Free Cash Flow[(1)(2)]



Margin
2010-15E CAGR: 26.3%
$8
2.0%
$27
6.8%
$31
7.7%
($23)
(5.7%)
$44
11.7%
$12
3.2%
$28
7.0%
$27
6.8%
$34
8.4%
$37
8.9%
$38
8.8%
2005A
2006A
2007A
2008A
2009A
2010E
2011E
2012E
2013E
2014E
2015E

Note:
(1) Figures adjusted to exclude extraordinary expenses where data is available
(2) Does not add back rental depreciation
Source: Company financial reports and management projections

Greenhill

38

CORT Valuation Summary

Valuation Methodology Valuation Range – Enterprise Value

($ in millions)

Trading Valuation

DCF

6.0x – 8.0x

2011 Adjusted

EBITDA

10.0x – 15.0x

2011 Standalone

Net Income

Perpetuity Growth Method

Range based on trading comparables $260 $340

2011E adjusted EBITDA of

$42.6mm

Range based on trading comparables

Standalone net income of $430 $460 $5.2mm includes the effect of intercompany interest expense?Includes net debt of $380.1mm

Perpetuity Growth Rate: $380 $480

1.5%—2.5%

WACC: 9.5%—10.5%

Enterprise Value $100 $200 $300 $400 $500 $600

Implied Equity Value ($280) ($180) ($80) $20 $120 $220

Implied 2011 EV / Revenue 0.3x 0.5x 0.8x 1.1x 1.3x 1.6x

Implied 2011 EV / EBITDA 2.3x 4.7x 7.0x 9.4x 11.7x 14.1x

CORT Valuation Methodologies

($ in millions)

Trading Valuation

2011 EV / Adjusted EBITDA(2)

2011 P / E

Data Selected Range Implied Enterprise Value

Low—High Low—High

$42.6 6.0x—8.0x $255.8—$341.0

Data Selected Range Implied Equity Value Net Implied Enterprise Value

Low—High Low—High Debt Low—High

$5.2 10.0x—15.0x $51.6—$77.4 $380.1 $431.7—$457.5

($ in millions)

DCF

Perpetuity Growth Valuation

Enterprise Value

WACC

9.0% 9.5% 10.0% 10.5% 11.0%

1.0% $438.7 $412.4 $389.0 $368.2 $349.4

Perpetuity 1.5% $460.9 $431.7 $405.9 $383.0 $362.5

Growth 2.0% $486.4 $453.5 $424.8 $399.5 $377.1

Rate 2.5% $515.8 $478.5 $446.3 $418.1 $393.3

3.0% $550.0 $507.4 $470.8 $439.2 $411.6

Implied Terminal EBITDA Multiple

WACC

9.0% 9.5% 10.0% 10.5% 11.0%

1.0% 7.3x 6.8x 6.5x 6.1x 5.8x

Perpetuity 1.5% 7.8x 7.3x 6.9x 6.5x 6.2x

Growth 2.0% 8.4x 7.8x 7.3x 6.9x 6.5x

Rate 2.5% 9.1x 8.4x 7.9x 7.4x 7.0x

3.0% 9.9x 9.1x 8.5x 7.9x 7.4x

Note:

(1) Net debt of $380.1 million ($333.1 million intercompany debt + $49.3 million third-party debt—$2.4 million of cash and equivalents) (2) Does not add back rental depreciation Source: Company financial reports and management projections

Precision Steel Historical Summary Financials

Normalized Figures

($ in millions)

Normalized Revenue[1]	**$60.9**
EBITDA Margin[1]	*3.3%*
Normalized EBITDA	**$2.0**

Revenue by Facility



($ in millions)
$63.1
(2.7%)
$61.4
(0.8%)
$60.9
(37.0%)
$38.4
$47.1
$14.1
$11.2
$37.7
$13.4
$10.3
$37.7
$12.6
$10.5
$37.8
$8.5
$7.2
$22.6
$10.0
$8.9
$28.2
Precision Brand Products
Charlotte Service Center
Franklin Park Service Center
2006A
2007A
2008A
2009A
LTM (2)

Net Debt Calculation

($ in millions)

Total Debt	**$0.0**
Less: Cash	(0.1)
Less: Cash Equivalents	(5.4)
Less: Wells Fargo Securities	(20.1)
Less: Change in After-Tax Gain on Investment[4]	(2.6)
Net Debt	**($28.1)**

EBITDA / EBITDA Margin[3]



($ in millions)
EBITDA Margin
$3.0
4.7%
$2.0
3.3%
$2.0
3.2%
(1.0%)
($0.4)
4.7%
$2.2
2006A
2007A
2008A
2009A
LTM(2)

Net Income / Net Income Margin



($ in millions)
Net Income Margin
$2.1
3.3%
$1.9
3.0%
$1.8
3.0%
(0.8%)
($0.3)
1.4%
$0.7
2006A
2007A
2008A
2009A
LTM(2)

Note:
(1) Median of 2006, 2007, 2008, 2009 and LTM figures
(2) LTM as of September 30, 2010
(3) Excludes environmental remediation expense
(4) Change in after-tax gain on Wells Fargo securities from balance sheet date of 9/30/2010 to 12/9/2010; adjustment based on closing share price on 12/9/2010, holdings of 800,060 shares, cost basis of $1.875 million and tax rate of 35%

Source: Company financial reports

Greenhill

41

Precision Steel Valuation Summary

Valuation Methodology

Trading Valuation

Valuation Range – Enterprise Value(1)

($ in millions)

Range based on trading

0.45x – 0.55x comparables

Normalized ?Normalized revenue of $60.9mm Revenue calculated as median of LTM, 2009, 2008, 2007 and 2006 revenue

Range based on trading

10.0x – 14.0x comparables LTM EBITDA

LTM EBITDA of $2.2mm

Range based on selected precedent steel service center transactions

0.45x – 0.55x Normalized

Normalized revenue of $60.9mm

Revenue calculated as median of LTM, 2009, 2008, 2007 and 2006 revenue

$27 $33

$22 $31

$27 $33

Enterprise Value $0 $10 $20 $30 $40 $50 Implied Equity Value $28 $38 $48 $58 $68 $78

Implied EV / LTM Revenue 0.0x 0.2x 0.4x 0.6x 0.8x 1.1x

Note:

(1) Enterprise value excludes $28.1million of cash and cash equivalents and investments; investment balance adjusted for change in after-tax gain on Wells Fargo securities from balance sheet date of 9/30/2010 to 12/9/2010; adjustment based on closing share price on 12/9/2010, holdings of 800,060 shares, cost basis of $1.875 million and tax rate of 35% Source: Company financial reports

Precision Steel Valuation Methodologies

($ in millions)

Trading

Valuation

Enterprise Value / Revenue Multiple Analysis

Enterprise Value / EBITDA Multiple Analysis

Normalized Market Multiples Selected Range Implied Enterprise Value

Revenue (1) Mean Median Low—High Low—High

$60.9 0.52x 0.50x 0.45x—0.55x $27.4—$33.5

(2) Market Multiples Selected Range Implied Enterprise Value

LTM EBITDA

Mean Median Low—High Low—High

$2.2 13.7x 13.2x 10.0x—14.0x $22.0—$30.9

Precedent Transaction Valuation

Normalized Precedents Selected Range Implied Enterprise Value

Revenue (1) Mean Median Low—High Low—High

$60.9 0.48x 0.46x 0.45x—0.55x $27.4—$33.5

Note:

(1) Median of 2006, 2007, 2008, 2009 and LTM figures (2) LTM as of September 30, 2010 Source: Company financial reports

MS Property Company

Real Estate Overview

Commercial Office Building and Garage

Address: 301 East Colorado Blvd., Pasadena, CA

The commercial office or Citibank building is a nine-story office building constructed in 1964

123,732 sq. ft.

$2.53 average monthly rent per sq. ft.

Approx. 90% of the rentable area is currently leased under agreements extending up to 2017

Approx. 50 tenants including Wesco, Citibank, law firms, medical practices and others

Majority of tenants have been in the building for an extended period of time and typically sign short leases that are repeatedly renewed

The garage is a multistory building with space for approx. 420 vehicles

145,000 sq. ft.

Upland Town & Country Center

Multi-tenant shopping center in Upland, CA

12,000 approx. rentable sq. ft.

Six leasable units; currently fully leased

$1.04 average rent per sq. ft. per month

Current rental terms expire between August 2012 and April 2014

Six tenants including Arigato Sushi, Juan Pollo Chicken, Mi Ranchito Restaurant, Luxor Salon, Uptown Cleaners and UPS

Condominium Building (Montana I)

Address: 345 East Colorado Blvd. Pasadena, CA

Six-story approx. 192,000 sq. ft. luxury condominium building Five floors of condominium units (minimum size per unit is 3,700 sq. ft.) over ground floor of retail and enclosed parking 28 condominiums; 24 two to three bedroom units and four penthouses Six of 28 units have been sold and one is under contract Average unit listing price of $3.14 million Total sale value for all 28 units is $87.95 million Building features include concierge service, fitness center with pool and retail stores

Other Properties

Empty Lot in Pasadena, CA (Montana II) – lot permitted and entitled for construction of condominium building

Empty Lot in Brea, CA – dirt strip of land located on a slope that is undevelopable

Source: Company information

Citibank Building

Montana I

MS Property Company

Cushman & Wakefield delivered an appraisal value of $68.6 million for the real estate assets in MS Property

Cushman & Wakefield’s appraisal value excludes the empty lot in Brea, CA

Real Estate Value

Difference

Property Asset Value Appraised Value (1)(Appraised Value -

(As of 9/30/2010) Asset Value)

Montana I Project $62,649,885

Montana I Allowance (9,500,000)

Capitalized Interest 5,538,311

Montana I $58,688,196 $37,500,000 ($21,188,196)

Montana II 4,472,979 5,000,000 527,021

Commercial Office Building 2,509,214 25,000,000 22,490,786

and Garage

Upland Town & Country Center 32,209 1,050,000 1,017,791

Total $65,702,597 $68,550,000 $2,847,403

Less: Taxes (2) ($996,591)

Additional After-Tax Value in Real Estate $1,850,812

Notes:

(1) Cushman & Wakefield appraisal provided on December 10, 2010 (2) Assumes tax rate of 35.0%

Source: Company financial statements, Cushman & Wakefield appraisal provided on December 10, 2010

1. Offer Background

2. Wesco Summary Information

3. Preliminary Valuation of Wesco

A. Summary

B. Sum-of-the-Parts

a. Insurance

b. Non-Insurance

c. Common Equity Portfolio

C. Premiums Paid Analysis

4. Berkshire Class B Share Considerations

Appendix

Wesco Common Equity Portfolio

Change in After-Tax Unrealized Gain from 9/30/2010 to 12/9/2010

Equity Portfolio Composition

American Express 4.7%

Johnson & Johnson 0.5%

Coca Cola 24.5%

Procter and Gamble 20.6%

Wells Fargo 19.9%

Kraft Foods 16.3%

US Bancorp 13.6%

($ in millions, except per share amounts)

Carrying Unrealized Gain (Loss) Carrying Value

Closing Price Value as of 12/09/2010

Stock as of Cost Basis as of After-Tax Change

12/09/2010(1) Pre-Tax After-Tax(2) As of 9/30/2010 From 9/30/2010 to

12/09/2010 12/09/2010

Wes-FIC Holdings

$64.83 $40.8 $467.1 $426.4 $277.1 $421.7 $29.6

62.87 372.5 392.3 19.8 12.9 374.2 11.8

30.07 380.9 356.1(24.8)(16.1) 297.4 38.1

31.09 325.8 310.9(14.9)(9.7) 308.6 1.5

25.84 266.9 258.4(8.5)(5.6) 216.2 27.4

45.81 18.1 89.0 70.9 46.1 81.7 4.8

62.06 8.9 9.0 0.1 0.0 8.9 0.0

Wes-FIC Total $1,413.9 $1,882.8 $468.9 $304.8 $1,708.7 $113.2

Precision Steel Holding

$30.07 $1.9 $24.1 $22.2 $14.4 $20.1 $2.6

Precision Steel Total $1.9 $24.1 $22.2 $14.4 $20.1 $2.6

(1) Assumes number of shares of each security held by Wesco is unchanged from 9/30/2010 (2) Assumes tax rate of 35.0% (3) As of 12/9/2010. Excludes Goldman Sachs warrants Source: Capital IQ, Company management

Goldman Sachs Warrants Valuation Analysis

Potential Valuation Differential

Greenhill has made no adjustments to the carrying value of Wes-FIC’s interests in either the (i) Goldman Sachs Preferred securities; or (ii) Wrigley Notes However, Greenhill has adjusted the carrying value of the Goldman Sachs Warrants based on the utilization of the Bloomberg Black-Scholes warrant model and by excluding Berkshire’s assumed 10.0% illiquidity discount Bloomberg and Berkshire warrant analyses utilize the same assumptions, except:

($ in millions)

$22.3 million After-Tax Difference

$78.4

$70.6

$104.9

$94.4

Excluding 10% Including 10% Discount Excluding 10% Including 10% Discount Discount Discount

Fair Value as of 9/30/2010 (Per Berkshire)

Fair Value as of 12/9/2010 (Per Bloomberg)

Bloomberg: assumes “American” style warrants

Note: Analysis assumes tax rate of 35.0%

Source: Wesco Management analysis, Berkshire management, Bloomberg

1. Offer Background

2. Wesco Summary Information

3. Preliminary Valuation of Wesco

A. Summary

B. Sum-of-the-Parts

C. Premiums Paid Analysis

4. Berkshire Class B Share Considerations

Appendix

Implied Premium in Berkshire Offer

The Berkshire Offer values Wesco at 1.00x book value, compared to Wesco’s unaffected book value multiple of 0.92x (on August 25, 2010), which implies an 8.6% premium

1.00x

0.92x

8.6% Premium

0.92x

0.97x

Berkshire Offer Unaffected Price 1-Week Prior to 1-Month Prior to

Unaffected Price Unaffected Price

Price-to-Book Multiples

Premiums Paid Valuation Analysis

Data Set Based on:			Minority Buyout Premiums (1)				
		Number of Transactions	1-Day Mean	1-Day Median	1-Week Mean	1-Week Median
Size / Location Characteristics	U.S. Targets (2)	38	30.2%	23.5%	32.8%	26.0%
Size / Location Characteristics	U.S. Targets with Less Than 25% of Shares Publicly Traded (3)	14	19.7%	15.6%	23.1%	20.3%
Industry Characteristics	Insurance Targets (4)	12	23.8%	22.6%	28.8%	29.2%
Industry Characteristics	Insurance Targets with Less Than 25% of Shares Publicly Traded (5)	6	19.1%	18.0%	27.1%	25.3%

Premiums to Indicated Wesco Share Price	Implied Equity Value Per Share: Unaffected Price	Implied Equity Value Per Share: 1-Week
0%	$324.75	$326.00
5%	340.99	342.30
10%	357.23	358.60
15%	373.46	374.90
20%	389.70	391.20
25%	405.94	407.50
30%	422.18	423.80

(1) Expressed as a percentage premium to share price one day and one week prior to announcement
(2) Data set consists of minority buyout transactions with transaction values between $100 million and $1 billion since 2000, involving U.S. targets
(3) Data set consists of minority buyout transactions with transaction values between $100 million and $1 billion since 2000, involving U.S. targets with less than 25% of shares publicly traded
(4) Data set consists of insurance minority buyout transactions since 2000 globally
(5) Data set consists of insurance minority buyout transactions since 2000 globally, involving targets with less than 25% of shares publicly traded
Source: Company filings, Thomson, Capital IQ, FactSet

Greenhill

51

Precedent Minority Buyout Transactions

Premiums

- Greenhill has evaluated precedent data on initial premiums offered and final premiums paid in precedent minority buyout transactions
  - Minority buyout transactions with transaction values between $100 million and $1 billion since 2000, involving U.S. targets
  - Minority buyout transactions with transaction values between $100 million and $1 billion since 2000, involving U.S. targets with less than 25% of shares publicly traded

Offers for U.S. Targets (1)

Number of Deals = 38

		Initial Premium			Final Premium		
	% Inc in Price	1 Day	1 Week	1 Month	1 Day	1 Week	1 Month
Mean	7.4%	20.0%	22.4%	21.7%	30.2%	32.8%	31.8%
Median	1.6%	19.2%	19.0%	21.6%	23.5%	26.0%	25.3%
High	37.5%	96.5%	96.5%	96.5%	135.1%	135.1%	135.1%
Low	(17.7%)	(11.8%)	(1.3%)	(19.0%)	(0.7%)	(11.3%)	(16.1%)

Offers for U.S. Targets with Less Than 25% of Shares Publicly Traded (2)

Number of Deals = 14

		Initial Premium			Final Premium		
	% Inc in Price	1 Day	1 Week	1 Month	1 Day	1 Week	1 Month
Mean	4.6%	14.1%	17.4%	16.4%	19.7%	23.1%	22.2%
Median	0.0%	14.4%	16.0%	13.3%	15.6%	20.3%	14.2%
High	20.4%	27.1%	45.8%	50.2%	52.9%	68.8%	80.8%
Low	(0.9%)	(0.1%)	(1.3%)	(16.1%)	(0.1%)	0.1%	(16.1%)

(1) Data set consists of minority buyout transactions with transaction values between $100 million and $1 billion since 2000, involving U.S. targets
(2) Data set consists of minority buyout transactions with transaction values between $100 million and $1 billion since 2000, involving U.S. targets with less than 25% of shares publicly traded
Source: Company filings, Thomson, Capital IQ, FactSet

Greenhill

52

Insurance Minority Buyout Transactions

($ in millions, except per share data)

Date Annc'd	Target Name	Acquiror Name	% of Shares Acq.	Value of Transaction ($mil)	Price / Book	Initial Price	Final Price	% Change Price to Initial Price	Initial Premium 1 Day	Initial Premium 1 Week	Final Premium 1 Day	Final Premium 1 Week
09/04/2009	Odyssey Re Holdings Corp	Fairfax Financial Holdings	24.4%	$ 1,055	1.25x	$ 60.00	$ 65.00	8.3%	19.4%	19.7%	29.4%	29.7%
12/01/2008	Northbridge Financial Corp	Fairfax Financial Holdings	36.9%	554	1.06x	31.51	31.51	0.0%	21.0%	27.0%	21.0%	27.0%
03/10/2008	Nationwide Financial Services	Nationwide Mutual Insurance Co	35.7%	2,450	1.44x	47.20	52.25	10.7%	24.4%	16.2%	37.8%	28.7%
07/17/2007	Alfa Corp	Investor Group	47.3%	890	2.00x	17.60	22.00	25.0%	15.8%	15.9%	44.7%	44.9%
02/22/2007	Great American Financial	American Financial Group Inc	24.4%	245	1.12x	23.50	24.50	4.3%	8.6%	10.3%	13.2%	15.0%
01/24/2007	21st Century Insurance	AIG	39.2%	807	2.12x	19.75	22.00	11.4%	19.0%	20.5%	32.6%	34.2%
03/21/2006	Erie Family Life Insurance	Erie Indemnity Co	24.9%	75	1.18x	32.00	32.00	0.0%	17.4%	17.4%	17.4%	17.4%
03/18/2002	MEEMIC Holdings	ProAssurance Corp	15.7%	35	1.20x	29.00	29.00	0.0%	11.5%	20.8%	11.5%	20.8%
08/30/2000	AXA Financial Inc	AXA-UAP SA	45.3%	11,189	3.65x	53.50	54.63	2.1%	2.4%	7.5%	4.6%	9.8%
03/27/2000	Hartford Life	Hartford Fin Svcs Group Inc	19.6%	1,325	2.54x	44.00	50.50	14.8%	3.4%	22.2%	18.7%	40.3%
03/21/2000	Travelers Property Casualty	Citigroup Inc	15.0%	2,449	1.82x	41.50	41.95	1.1%	23.0%	37.8%	24.3%	39.3%
01/19/2000	Conning & Company	Metropolitan Life Insurance Co	39.0%	95	1.79x	10.50	12.50	19.0%	9.8%	16.7%	30.8%	38.9%
				Mean	**1.76x**			**8.1%**	**14.7%**	**19.3%**	**23.8%**	**28.8%**
				Median	**1.61x**			**6.3%**	**16.6%**	**18.6%**	**22.6%**	**29.2%**

Note: Data set consists of insurance minority buyout transactions since 2000 globally
Source: Company filings, Thomson, Capital IQ, FactSet

Greenhill
53

1. Offer Background

2. Wesco Summary Information

3. Preliminary Valuation of Wesco

4. Berkshire Class B Share Considerations

Appendix

Berkshire Overview

Company Overview

- Berkshire Hathaway is a holding company with over 50 subsidiaries engaged in a broad range of businesses including:
  - Insurance (70 domestic and foreign-based insurance entities)
  - Finance and Financial Products
  - Railroad, Utilities and Energy
  - Manufacturing, Service and Retail
- Berkshire also functions similarly to a mutual fund, holding large investment stakes in many companies
  - The after-tax fair market value of Berkshire's investment portfolio represents approx. 45% of Berkshire's market capitalization
  - Manages a derivative portfolio with a notional value of approx. $63 billion
- 257,000 employees as of December 31, 2009 (Includes 35,000 BNSF employees)
- Corporate headquarters in Omaha, Nebraska

Senior Management

Name	Age	Position
Warren E. Buffett	80	Chairman & CEO
Charles Munger	86	Vice-Chairman, Chairman & CEO, Wesco
Marc D. Hamburg	60	CFO & SVP, Berkshire
David Sokol	53	Chairman, MidAmerican
Ajit Jain	59	CEO, Reinsurance division
Tony Nicely	67	CEO, GEICO

Summary Market Statistics

($ in millions, except per share data)

Class A Share Price as of 12/9/10	$120,750.00
Discount to 52-week high	*3.9%*
Class B Share Price as of 12/9/10	$80.49
Discount to 52-week high	*3.9%*
Shares Oustanding (mm)	
Class A	0.96
Class B	1,037.80
Market Capitalization	**$198,988**
Debt	58,663
Cash	(34,461)
Minority Interest	4,926
Enterprise Value	**$228,116**

	Calendar Year Ending 12/31		
	2010E	2011E	2012E
EV/ Revenue	1.72x	1.67x	1.61x
EV/ EBITDA	13.3x	12.1x	11.2x
P/E	18.0x	17.4x	16.3x
P/B (9/30/10)			1.3x

Investment Portfolio

Investment	After-Tax Fair Value [1]	% of After-Tax Fair Value
($ in millions)		
Fixed Maturity Securities	$ 35,937	39.7%
Other Equity Securities	25,714	28.4%
The Coca-Cola Company	10,143	11.2%
Wells Fargo & Company	8,709	9.6%
American Express Company	5,609	6.2%
The Procter & Gamble Company	4,338	4.8%
Total	**$ 90,450**	**100.0%**

Derivative Contract	Gain / (Loss)	
	YTD 2010	YTD 2009
($ in millions)		
Equity Index Options	$ (2,319)	$ 2,010
Credit Default Obligations	407	483
Other	1	79
Total	**$ (1,911)**	**$ 2,572**

Notes:
(1) Calculated as pre-tax fair value less taxes on capital gain (difference between pre-tax fair value and cost basis), assuming capital gains tax rate of 15.0%
Source: Company Filings, IBES consensus estimates, Bloomberg

Greenhill

55

Berkshire Summary Financials

Historical and Projected Summary Financials

Net Earnings per Class B Share



'04A-'09A CAGR: 1.8%
'10E-'12E CAGR: 5.3%
$3.17
$3.69
$4.76
$5.70
$2.15
$3.46
$4.46
$4.61
$4.94
2004A
2005A
2006A
2007A
2008A
2009A
2010E
2011E
2012E

Book Value per Class B Share



'04A-'09A CAGR: 8.6%
'10E-'12E CAGR: 7.2%
$37.22
$39.58
$46.85
$52.01
$47.02
$56.32
$61.96
$66.99
$71.19
2004A
2005A
2006A
2007A
2008A
2009A
2010E
2011E
2012E

Total Revenues

($ in billions)



'04A-'09A CAGR: 8.6%
'10E-'12E CAGR: 3.5%
$74.4
$81.7
$98.5
$118.2
$107.8
$112.5
$132.5
$137.0
$142.0
2004A
2005A
2006A
2007A
2008A
2009A
2010E
2011E
2012E

Net Earnings Attributable to Berkshire

($ in billions)



'04A-'09A CAGR: 2.0%
'10E-'12E CAGR: 5.3%
$7.3
$8.5
$11.0
$13.2
$5.0
$8.1
$11.0
$11.4
$12.2
2004A
2005A
2006A
2007A
2008A
2009A
2010E
2011E
2012E

Source: Company Filings, IBES consensus estimates

Greenhill
56

Berkshire Class B Historical Stock Price Performance

Summary of Share Structure

Corporation authorized to issue 1,650,000 Class A shares and 3,225,000,000 Class B shares Each Class A share may be converted into 1,500 Class B shares at option of holder, without payment of consideration Class A share current price of $120,750.00 Class B share current price of $80.49 One vote per Class A share; 1/10,000th of one vote per Class B share

$100.00 $90.00 $80.00 $70.00 $60.00 $50.00 $40.00 $30.00

2000 2002 2003 2004 2005 2006 2007 2008 2009 2010

1/21/02: Acquires remaining 12.75% of Shaw Industries not already owned by Berkshire

4/1/03: Announces acquisition of Clayton Homes for $12.50 per share or approx. $1.7bn

12/14/04: Bill Gates, Founder and Chairman of Microsoft, elected as a Director

12/25/07: Announces acquisition of 60% of Marmon Holdings for approx. $4.5bn

9/11/01: September 11th terrorist attacks in New York City

9/19/05: Hurricane Katrina strikes the Gulf Coast

6/25/06: Warren Buffett pledges $31 billion of personal fortune to the Gates Foundation

1/1/08: Swiss Re quota share put into place for Wes-FIC

9/24/08:

Announces $5bn investment in Goldman Sachs

10/25/10:

Announces Todd Combs to join Berkshire to manage a portion of Berkshire’s investment portfolio

2/5/09: Approx. $3bn investment in Swiss Re and transaction

$80.49

11/3/09: Announces acquisition of BNSF for approx. $44bn

8/26/10:

Announces offer to acquire remaining 19.9% of Wesco not already owned by Berkshire

1/20/10: Splits Berkshire Class B shares 50-for-1

2000 2002 2003 2004 2005 2006 2007 2008 2009 2010

Berkshire Class B Historical Valuation Multiples

Actual and Relative (to the S&P) Price-to-Book Value Multiples

Price-to-book is an imperfect valuation metric for the S&P 500 given that a number of the companies in the S&P 500 do not trade on book value and have artificially high price-to-book multiples That said, Berkshire’s current price-to-book multiple is 60.9% of the S&P 500’s current price-to-book multiple compared to 57.9% over the last 10 years Berkshire is currently valued at a 1.33x price-to-book multiple relative to a 1.60x average over the last 10 years

Price / Book

10-Year Average 1.60x

5-Year Average 1.48x

3-Year Average 1.42x

1-Year Average 1.35x

Current 1.33x

Price-to-Book Value

Price-to-Book Multiple

Price-to-Book Relative to S&P 500

2.5x 2.0x 1.5x 1.0x 0.5x

0.0x

Average: 1.60x

100%

75%

60.9%

1.33x

50% 25% 0%

2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010

Berkshire Price-to-Book

Source: SNL Financial, FactSet

Berkshire Class B Historical Valuation Multiples

Actual and Relative (to the S&P) Price-to-Tangible Book Value Multiples

Price-to-tangible book is an imperfect valuation metric for the S&P 500 given that a number of the companies in the S&P 500 do not trade on tangible book value and have artificially high price-to-tangible book multiples That said, Berkshire’s current price-to-tangible book multiple is 43.3% of the S&P 500’s current price-to-tangible book multiple compared to 44.9% over the last 10 years Berkshire is currently valued at a 1.98x price-to-tangible book multiple relative to a 2.32x average over the last 10 years

Price /

Tangible

Book

10-Year Average 2.32x

5-Year Average 2.09x

3-Year Average 2.02x

1-Year Average 1.96x

Current 1.98x

Price-to-Tangible Book Value

Price-to-Tangible Book Multiple

3.5x 3.0x 2.5x 2.0x 1.5x 1.0x 0.5x 0.0x

Average: 2.32x

Price-to-Tangible Book Relative to S&P 500

2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010

100.0%

75.0%

1.98x

50.0%

25.0%

0.0%

Berkshire Price-to-Tangible Book

Source: SNL Financial, Capital IQ

Historical Exchange Ratio Analysis

Berkshire Class B Shares per Wesco Share

Wesco Share Price Divided by Berkshire Class B Share Price

12.0x 11.0x 10.0x 9.0x 8.0x 7.0x 6.0x 5.0x 4.0x 3.0x

Historical Average

Exchange Ratio

Since BRK.B Began Trading (1) 6.5x

10-Year Average 5.9x

5-Year Average 5.3x

3-Year Average 4.7x

1-Year Average 4.6x

Current 4.5x

6.5x 4.5x

Beta (2)

Wesco 0.545 Berkshire Class B Shares 0.621

1996 1997 1999 2000 2002 2004 2005 2007 2008 2010

(1) Berkshire Class B shares began trading on 5/9/1996

(2) Represents Bloomberg Raw Beta calculated for the period from 5/9/1996 to 12/9/2010 Source: FactSet

Growth in Book Value

Berkshire Class B Shares vs. Wesco Growth in Book Value Per Share and Dividends

Quarterly Growth in Book Value per Share and Shareholder Dividends (1)

600% 550% 500% 450% 400% 350% 300% 250% 200% 150% 100%

1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010

549.5%

244.9%

Wesco Berkshire

Absolute Increase 244.9% 549.5%

14.25-Year CAGR in BVPS 6.5% 12.7%

14.25-Year CAGR in Sum of BVPS and Dividends 6.9% 12.7%

Wesco

Berkshire

(1) Measures increase in sum of book value per share and dividends from Q2 1996 to Q3 2010 Source: SNL Financial

Equity Research Perspectives on Class B Shares

Berkshire Hathaway is covered by six analysts, while firms in the Dow Jones Industrial Average are covered by 29 analysts on average

Ratings Summary

Class B Date Firm Name Rec.

Price

12/08/10 Stifel Nicolaus Sell

11/22/10 Barclays Capital Hold $88.00 11/08/10 KBW Hold $84.67 11/08/10 Macquarie Hold $90.00 11/04/10 Edward Jones Hold 02/11/10 EVA Dimensions Sell

Average Analyst Price Target: $87.56 Current Price: 80.49 Implied Upside: $7.07

Equity Research Analyst Ratings Distribution and Berkshire Class B Price Performance (1)

% of total recommendations

100% 80% 60% 40% 20% 0%

Dec-07 Apr-08 Aug-08 Dec-08 Apr-09 Aug-09 Dec-09 Apr-10 Aug-10 Dec-10

$105.00

$95.00

$85.00

$80.49

$75.00

$65.00 $55.00 $45.00

Class B Share price

(1) Excludes Edward Jones and EVA Dimensions Source: Bloomberg, FactSet Buy Hold Sell Share Price

Valuation Matrix for Class B Shares

Class B Share Price	Equity Value ($ in mm)[1]	Price as a Multiple of: NTM EPS	Reported Book Value Per Share	Tangible Book Value Per Share
$ 64.94	$ 160,545.1	14.1x	1.07x	1.60x
66.00	163,165.6	14.4x	1.09x	1.62x
68.00	168,110.0	14.8x	1.12x	1.67x
70.00	173,054.5	15.2x	1.16x	1.72x
72.00	177,998.9	15.7x	1.19x	1.77x
74.00	182,943.3	16.1x	1.22x	1.82x
76.00	187,887.7	16.5x	1.26x	1.87x
78.00	192,832.1	17.0x	1.29x	1.92x
80.00	197,776.5	17.4x	1.32x	1.97x
80.49	198,987.9	17.5x	1.33x	1.98x
82.00	202,720.9	17.8x	1.35x	2.02x
83.72	206,973.1	18.2x	1.38x	2.06x
84.00	207,665.4	18.3x	1.39x	2.07x
86.00	212,609.8	18.7x	1.42x	2.12x
87.56	216,466.4	19.1x	1.45x	2.15x
88.00	217,554.2	19.2x	1.45x	2.17x
90.00	222,498.6	19.6x	1.49x	2.21x
92.00	227,443.0	20.0x	1.52x	2.26x
94.00	232,387.4	20.5x	1.55x	2.31x
94.33	233,193.3	20.5x	1.56x	2.32x
96.00	237,331.8	20.9x	1.59x	2.36x
96.69	239,039.8	21.0x	1.60x	2.38x

- 52-Week Low Share Price (1/15/2010)
- Current Share Price (12/9/2010)
- 52-Week High Share Price (11/5/2010)
- Consensus Equity Research Price Target (as of 12/9/2010)
- Implied Price Based on 10-Year Average Price-to-Tangible Book Value
- Implied Price Based on 10-Year Average Price-to-Book Value

(1) Equity Value calculated as Class B Share Price multiplied by weighted average Class B Shares Outstanding
Source: FactSet, SNL Financial, Capital IQ

Greenhill

63

1. Offer Background

2. Wesco Summary Information

3. Preliminary Valuation of Wesco

4. Berkshire Class B Share Considerations

Appendix

Defined Terms

Term Definition

“Additional Value Adjustments” Collectively, 1) the discounting of the loss, loss adjustment expense and unearned premium reserves and the adjustment for agent’s balances receivable; 2) the valuation adjustment for the warrants to purchase 1,782,609 shares of voting common stock of The Goldman Sachs Group, Inc.; and 3) the appreciation of Wesco Financial

Insurance Company’s portfolio of common equities from 9/30/2010 through an illustrative signing date of 12/9/2010

“Berkshire” Berkshire Hathaway, Inc.

“Berkshire Class B Shares” or “Class B Shares” Shares of Berkshire Hathaway, Inc.’s Class B common stock

“Berkshire Offer” (1) Berkshire Hathaway, Inc.’s proposal to acquire the outstanding 19.9% of Wesco Financial Corporation that Berkshire Hathaway, Inc. does not already own

“Board” The Board of Directors of Wesco Financial Corporation

“CORT” CORT Business Services Corporation

“Cushman & Wakefield” Cushman & Wakefield Inc.

“Goldman Sachs” or “GS” The Goldman Sachs Group, Inc.

“Goldman Sachs Preferred” or “GS Preferred” 2,050 shares of 10% cumulative perpetual preferred stock, Series G, of The Goldman Sachs Group, Inc. held by Wes-FIC

“Goldman Sachs Warrants” or “GS Warrants” Warrants to purchase 1,782,609 shares of voting common stock of The Goldman Sachs Group, Inc. held by Wes-FIC

“Greenhill” Greenhill & Co., Inc.

“KBS” The Kansas Bankers Surety Company

“Midwest” Wesco Holdings Midwest, Inc.

“MS Property” MS Property Company, which holds Wesco Financial Corporation’s real estate assets

“NICO” National Indemnity Company, a subsidiary of Berkshire Hathaway, Inc.

“Precision Steel” Precision Steel Warehouse, Inc.

“Skadden” Skadden, Arps, Slate, Meagher & Flom LLP & Affiliates

“Special Committee” The Special Committee of Independent Directors of the Board of Directors of Wesco Financial Corporation

“Unaffected Price” Wesco Financial Corporation’s closing stock price on 8/25/2010 ($324.75), the date prior to the publication of Berkshire Hathaway, Inc.’s 13-D filing dated 8/25/2010 indicating Berkshire Hathaway, Inc.’s written proposal to acquire the 19.9% of Wesco Financial Corporation that Berkshire Hathaway, Inc. does not already own

“VWAP” Volume-weighted average price

“Wes-FIC” Wesco Financial Insurance Company

“Wesco” or “WSC” or the “Company” or “HoldCo” Wesco Financial Corporation

“Wrigley” Wm. Wrigley Jr. Company

“Wrigley Notes” 5.0% Senior Notes due 2014 of Wm. Wrigley Jr. Company held by Wes-FIC

(1) The term “Berkshire Offer” includes and incorporates by reference the entirety of the letter, and all terms defined therein, dated 9/1/2010 from Warren E. Buffett to the Board of Directors of Wesco Financial Corporation indicating Berkshire Hathaway, Inc.’s written proposal to acquire the 19.9% of Wesco Financial Corporation shares that Berkshire Hathaway, Inc. does not already own